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Exhibit 10.71

S&C Draft of December 9, 2003
PRIVILEGED AND CONFIDENTIAL
ATTORNEY WORK PRODUCT

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        AMENDMENT TO EMPLOYMENT AGREEMENT (hereinafter called this "Amendment"), dated as of December 12, 2003, by and between Vornado Realty Trust (the "Company") and Sandeep Mathrani ("Employee").

        WHEREAS, the Company and Employee are parties to the Employment Agreement dated as of February 4, 2002 (the "Agreement");

        WHEREAS, the Company and Employee desire to make an amendment to the Agreement;

        NOW, THEREFORE, the parties hereto amend the Agreement effective as of December 5, 2003 and agree as follows:

        1.     Section 5(f) of the Agreement is hereby amended so that, as amended, Section 5(f) of the Agreement reads as follows:

          "The Company shall provide Employee with the use of a 2004 Volvo model XC90AWD-T6-7, and will pay the reasonable expenses associated with the business use of such automobile, including gas, oil, repairs and insurance."

        2.     Following the execution of this Amendment all references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Except as expressly provided in this Amendment, the Agreement shall not be amended or deemed to be amended in any respect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

VORNADO REALTY TRUST
By	/s/ MICHAEL FASCITELLI
Name:
Title:
EMPLOYEE
/s/ SANDEEP MATHRANI Sandeep Mathrani

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  Exhibit 10.71